Exhibit 3.1


                                    FORM OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             HENNESSY ADVISORS, INC.
                            A California Corporation

                Neil J. Hennessy and Teresa Mariani Nilsen certify that:

        1. They are the duly-elected and acting President and Secretary, respectively, of Hennessy Advisors, Inc., a California corporation.

        2. The Articles of Incorporation, as amended, of this corporation are hereby restated to read as follows:

                                    ARTICLE I

        The name of the corporation is Hennessy Advisors, Inc.

                                   ARTICLE II

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the California Corporations Code, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

        a. The total number of shares of stock which this corporation shall have authority to issue is twenty million (20,000,000), consisting of fifteen million (15,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock.

        b. The Board of Directors is hereby empowered, by resolution or resolutions adopted from time to time, to authorize the issuance of one or more series of Preferred Stock, to fix the number of shares of any series of Preferred Stock, and to determine the designation of any such series of Preferred Stock. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

                                   ARTICLE IV

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE VI

        This corporation is authorized to indemnify the agents (as defined in Section 317 of the California Corporations Code) of the Corporation to the fullest extent permissible under California law. Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect the right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

        3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the board of directors of this corporation.

        4. The Amended and Restated Articles of Incorporation has been duly approved by the vote of the shareholders of this corporation in accordance with
Section 902 and 903 of the California Corporations Code. The total number of outstanding shares of Common Stock of this corporation is 962,280. The number of shares voting in favor of the Amendment equaled or exceeded the vote required, such required vote being a majority of the total number of shares of Common Stock.

        Each of the undersigned declares under penalty of perjury under the laws of the State of California that he or she has read the foregoing Amended and Restated Articles of Incorporation and the contents thereof and that the same is true of his or her own knowledge.

        Executed at Novato, California, on the _____ day of August, 2001.



                                       _________________________________________
                                       NEIL J. HENNESSY, President



                                       _________________________________________
                                       TERESA MARIANI NILSEN, Secretary